Exhibit 23.3

CONSENT OF VENMYN DELOITTE (PTY) LTD

We hereby consent to the use of our name contained in our technical reports: Update National Instrument 43-101 Independent Technical Report on the Buckreef Project in Tanzania for Tanzanian Royalty Exploration Corporation dated February 24, 2014;  National Instrument NI43-101F on the Itetemia and Luhala Gold Projects in the Lake Victoria Greenstone Belt Tanzania prepared for Tanzanian Royalty Exploration Corporation (TRX) by Venmyn Rand (Pty) Ltd (Venmyn) dated January 31, 2012; and National Instrument NI43-101F on the Kigosi Project in the Lake Victoria Greenstone Belt Tanzania prepared for Tanzanian Royalty Exploration corporation (TRX) by Venmyn Rand (Pty) Ltd (Venmyn) dated January 9, 2011 and the reference as an expert contained in Annual Report of Tanzanian Royalty Exploration Corporation on Form 20-F for the fiscal year ended August 31, 2014 filed with the Commission on November 3, 2014 and incorporated by reference to this Registration Statement and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

Venmyn Deloitte (Pty) Ltd

Dated: January 8, 2015

/s/ Venmyn Deloitte (Pty) Ltd